United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 1, 2002
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Commission file number     1-11983
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                           FPIC Insurance Group, Inc.
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             (Exact name of registrant as specified in its charter)

    Florida                                            59-3359111
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(State or other jurisdiction of            (IRS Employer Identification No.)
incorporation or organization)

    225 Water Street, Suite 1400, Jacksonville, Florida              32202
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        (Address of principal executive offices)                   (Zip Code)

                                 (904) 354-2482
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              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit Number    Description of Exhibits

           10(ll)          First Professionals Insurance Company, Inc.
                           Net Account Quota Share Reinsurance Agreement dated August 1, 2002 (Final Placement Slip)

           99              FPIC Insurance Group, Inc. Press Release dated
                           August 7, 2002

Item 9.  Regulation FD Disclosure.

On August 1, 2002, the Company entered into a finite reinsurance agreement with Hannover Reinsurance (Ireland) Limited and E+S Reinsurance (Ireland) Ltd., two Hannover Re group companies, whereby the Company's largest insurance subsidiary, First Professionals Insurance Company, Inc. ("First Professionals"), will cede approximately $48.5 million of its 2002 unearned premiums as of June 30, 2002 and fifty percent of its direct written premiums, net of other reinsurance, during the last six months of 2002 and the first six months of 2003. The new reinsurance agreement addresses the Company's need for additional financial capacity to support growth brought about by pricing improvements, together with greater than expected policyholder retention and demand resulting from the hardening of the medical professional liability insurance marketplace. First Professionals has the option to commute the agreement if the underlying business performs such that the protection provided by the agreement becomes unnecessary. While the agreement provides a meaningful amount of reinsurance protection, the finite feature of the agreement reduces the Company's costs by capping the reinsurers' loss exposure.

Safe Harbor Disclosure for Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Any written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, (i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions or amending, revoking or enacting any laws, regulations or treaties affecting the Company's current operations), (ii) the occurrence of insured or reinsured events with a frequency or severity exceeding the Company's estimates, (iii) legal developments, (iv) the uncertainties of the loss reserving process, (v) the actual amount of new and renewal business and market acceptance of expansion plans, (vi) the loss of the services of any of the Company's executive officers, (vii) changing rates of inflation and other economic conditions, (viii) the ability to collect reinsurance recoverables,
(ix) the competitive environment in which the Company operates, related trends and associated pricing pressures and developments, (x) the impact of mergers and acquisitions, including the ability to successfully integrate acquired businesses and achieve cost savings, competing demands for the Company's capital and the risk of undisclosed liabilities, (xi) developments in global financial markets that could affect the Company's investment portfolio and financing plans, (xii) risk factors associated with financing and refinancing, including the willingness of credit institutions to provide financing and the availability of credit generally, (xiii) developments in reinsurance markets that could affect the Company's reinsurance program; and (xiv) changes in the Company's financial ratings resulting from one or more of these uncertainties and other factors.

The words "believe," "anticipate," "foresee," "estimate," "project," "plan," "expect," "intend," "hope," "should," "will likely result" or "will continue" and variations thereof or similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FPIC INSURANCE GROUP, INC.


Date:    August 7, 2002            By: /s/ John R. Byers
                                       ---------------------------------
                                       John R. Byers
                                       President and Chief Executive
                                       Officer

                                  EXHIBIT INDEX

Exhibit Number

    10(ll)             First Professionals Insurance Company, Inc.
                       Net Account Quota Share Reinsurance Agreement dated August 1, 2002 (Final Placement Slip)

    99                 FPIC  Insurance  Group,   Inc.  Press  Release  dated
                       August 7, 2002